SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (date of earliest event reported): July 29, 2002

Mallon Resources Corporation

(exact name of registrant as specified in its charter)
Colorado	0-17267	84-1095959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 1700, Denver, Colorado	80202
(address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (303) 293-2333 not applicable

(former name or former address, if changed since last report)

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Item 5. Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated July 29, 2002, the text of which follows:

Denver, Colorado -- Mallon Resources Corporation (Nasdaq: "MLRC") today reported that on July 23 it received a Nasdaq Staff Determination indicating that the Company is not in compliance with the minimum net tangible assets requirement for continued listing on the Nasdaq National Market set forth in Marketplace Rule 4450(a)(3), and that its securities are, therefore, subject to delisting. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to contest the Staff determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

Mallon Resources Corporation is a Denver, Colorado, based oil and gas exploration and production company operating primarily in the San Juan Basin of New Mexico. Mallon's common stock is quoted under the symbol "MLRC."

Signatures

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mallon Resources Corporation

July 30, 2002	__/s/ Roy K. Ross_________________
Roy K. Ross, Executive Vice President